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                                                                    Exhibit 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-27141) of IOS Capital, Inc. and in the related Prospectus of our report dated October 25, 1999 (except for the first sentence of the third paragraph of note 5, as to which the date is December 9, 1999), with respect to the financial statements of IOS Capital, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
December 27, 2000